BRF 1Q15 RESULTS

1Q15 HIGHLIGHTS

Despite the challenging scenario, BRF achieved good operating results,

GROSS PROFIT– CONTINUED OPERATIONS



+21.8%
-19.5%
26.5%
27.1%
29.6%
33.4%
30.7%
1,776
1,901
2,145
2,687
2,164
1Q14
2Q14
3Q14
4Q14
1Q15
%NOR
Gross Profit

EBITDA – CONTINUED OPERATIONS



+11.2%
-46.0%
12.8%
13.7%
15.6%
21.9%
13.5%
856
961
1,130
1,762
951
1Q14
2Q14
3Q14
4Q14
1Q15
%NOR
EBITDA

EBITDA for continued operations reached R$951 million in the 1Q15, 11.2% higher y/y, with a margin of 13.5%, +0.7 p.p. y/y.

Gross Profit for the 1Q15 registered a growth of 21.8% on y/y comparison, totaling R$2.2 billion, driven by better average prices in R$ in all regions, offsetting the decrease of volumes in the markets.

Despite the challenging scenario, BRF achieved good operating results,

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GROSS PROFIT– CONTINUED + DISCONTINUED OPERATIONS



+20.0%
-20.1%
25.8%
26.6%
29.3%
32.6%
29.9%
1,893
2,044
2,340
2,842
2,272
1Q14
2Q14
3Q14
4Q14
1Q15
%NOR
Gross Profit

EBITDA – CONTINUED + DISCONTINUED OPERATIONS



+11.0%
-47.5%
11.7%
13.0%
15.2%
20.9%
12.6%
861
1,002
1,216
1,818
955
1Q14
2Q14
3Q14
4Q14
1Q15
%NOR
EBITDA

EBITDA for continued and discontinued operations was R$955 million, 11.0% higher on y/y comparison, with a margin of 12.6%, against 11.7% in the 1Q14.

Gross Profit for continued and discontinued operations was R$2.3 billion, 20.0% higher than the same period last year.

And we continue to implement structural changes.

OTIF


+3.2 p.p.
1Q14 (average)
1Q15 (average)

GO-TO-MARKET (GTM)


+57%
1Q14
1Q15
Active clients

ORDER TO CASH (OTC)


-1.3 p.p.
1Q14 (average)
1Q15 (average)

SG&A


-0.6 p.p.
16,3%
16,9%
1.094
1.191
1Q14
1Q15
%NOR
SG&A

OTIF was 3.2 p.p. higher when compared with 1Q14, showing that our efforts have generated results.

GTM was 57% higher than 1Q14, showing the assertiveness of the project.

OTC was 1.3 p.p. below when compared with the 1Q14, due to seasonal effects.

SG&A was 8.9% higher than the 1Q14, mainly due to higher marketing expenses – new Perdigão campaigns and trade marketing – in line with the Company´s strategy.

Improved management of the financial cycle, positive operating results and focused Capex continue to contribute to a positive cash flow.

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SIMPLIFIED CASH FLOW- LTM
(EBITDA – CHANGE IN WORKING CAPITAL– CAPEX)



-55
-567
-394
115
101
688
1,150
1,531
2,595
3,184
3,125
4,148
4,094
1Q12
2Q12
3Q12
4Q12
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14*
1Q15*

**Accumulated FCF for the 4Q14 and the 1Q15 does not consider discontinued operations (Dairy). The other quarters consider both continued as well as discontinued operations.*

Simplified free cash flow amounted to R$4.1 billion (LTM), an increase of 57.8% on an annual comparison, due to the Company's operational improvement, higher EBITDA generation in the period and better financial cycle management, reducing the need for working capital.

Leading to consistent improvements in return on invested capital.



ROIC (RETURN ON INVESTED CAPITAL)
6.20%
6.81%
7.66%
7.21%
7.19%
7.88%
9.14%
11.70%
12.27%
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14
1Q15

ROIC has been growing due to the operational efficiency gains and the improvements in working capital, reaching 12.27% in the 1Q15, 0.6 p.p. higher than 4Q14.

PERFORMANCE

Consolidated operational results: Net operational revenue (NOR)

NOR (QUARTER) CONTINUED OPERATIONS


+5.1%
-12.4%
6,707
7,015
7,238
8,047
7,048
1Q14
2Q14
3Q14
4Q14
1Q15

NOR (QUARTER) CONTINUED + DISCONTINUED OPERATIONS


+3.5%
-12.9%
7,339
7,691
7,981
8,717
7,593
1Q14
2Q14
3Q14
4Q14
1Q15

Consolidated NOR for continued operations reached R$7.0 billion, +5.1% y/y, driven by higher average prices in R$, +13.3%, and by the positive results in regions such as Brazil, MEA and Asia, where the average prices in R$ offset the reduction in volumes.

Consolidated operational results: COGS/Kg

COGS/KG – CONTINUED OPERATIONS



+6.7%
+7.8%
4.31
4.47
4.31
4.27
4.60
1Q14
2Q14
3Q14
4Q14
1Q15

COGS/KG – CONTINUED + DISCONTINUED OPERATIONS



+2.5%
+3.4%
4.07
4.21
4.05
4.04
4.17
1Q14
2Q14
3Q14
4Q14
1Q15

COGS/Kg was R$4.60, +6.7% y/y. The devaluation of the real against the dollar which reflected in higher costs of packaging and inputs, as well as hgher energy costs and feed conversion due to the truckers strike, impacted COGS in the quarter, which was R$4.9 billion.

Consolidated operational results: EBIT

EBIT (QUARTER) CONTINUED OPERATIONS



+12.0%
-54.4%
8.5%
9.5%
11.5%
17.5%
9.1%
572
667
833
1,406
641
1Q14
2Q14
3Q14
4Q14
1Q15
%NOR
EBIT

EBIT (QUARTER) CONTINUED + DISCONTINUED OPERATIONS



+14.8%
-55.3%
7.7%
9.0%
11.3%
16.6%
8.5%
562
692
902
1,443
645
1Q14
2Q14
3Q14
4Q14
1Q15
%NOR
EBIT

EBIT for the 1Q15 was R$641 million, 12.0% higher on y/y comparison, impacted by better prices in R$ in Brazil, MEA and Asia.

Segmented operational results:
BRAZIL


NOR
VOLUME
AVERAGE PRICE
EBIT
+5.9%
-13.5%
3,576
4,381
3,789
-3.5%
-14.9%
599
679
578
+9.8%
+1.6%
6.0
6.5
6.6
-19.5%
-62.1%
18.4%
10.6%
8.1%
380
808
306
1Q14
4Q14
1Q15
%ROL
EBIT

NOR for **Brazil** totaled R$3.8 billion, 5.9% higher on y/y comparison, mainly due to an increase of 9.8% in average prices, that more than compensated the 3.5% decline in volumes. The "other sales" line also impacted the results, as it fell by 58.1% in volume and increased 65% in average prices in R$ on y/y. Excluding the impact of this "other sales" line, NOR was R$3.6 billion, 8.6% higher on y/y comparison.

Resultado operacional segmentado: EUROPE/EURASIA


NOR
-12.4%
-26.0%
710
841
622
1Q14
4Q14
1Q15
VOLUME
-15.7%
-23.2%
86
94
72
1Q14
4Q14
1Q15
AVERAGE PRICE
+4.0%
-3.7%
8.3
8.9
8.6
1Q14
4Q14
1Q15
EBIT
-30.4%
-67,6%
12.0%
21.7%
9.5%
85
182
59
1Q14
4Q14
1Q15
%NOR
EBIT

NOR for **Europe** reached R$622 million, a redution of 12.4% y/y, mainly explained by 15.7% reduction in volumes (portfolio optimization in Europe as well as the decrease in volumes in Russia, which is facing an economic crisis). The **average price** in R$ improved by 4.0% in comparison wth the 1Q14.

Segmented operational results: LATAM


NOR
-11.6%
-6.0%
419
445
394
1Q14
4Q14
1Q15
VOLUME
-29.3%
-19.0%
67
58
47
1Q14
4Q14
1Q15
AVERAGE PRICE
+32.9%
+9.2%
6.3
7.6
8.3
1Q14
4Q14
1Q15
EBIT
-138.4%
-116.6%
2.2%
4.7%
-0.9%
9
21
-3
1Q14
4Q14
1Q15
%NOR
EBIT

NOR for LATAM was R$394 million, a decrease of 6.0% y/y, explained mainly by the absence of shipments to Venezuela.

Segmented operational results: MEA (Middle East and Africa)



NOR
+15.1%
-3.9%
1,302
1,561
1,499
1Q14
4Q14
1Q15
VOLUME
-6.4%
-15.2%
270
298
253
1Q14
4Q14
1Q15
AVERAGE PRICE
+23.0%
+13.3%
4.8
5.2
5.9
1Q14
4Q14
1Q15
EBIT
+352.4%
-36.7%
11.7%
7.7%
2.0%
26
182
115
1Q14
4Q14
1Q15
%NOR
EBIT

NOR for MEA totaled R$1.5 billion, a growth of 15.1% y/y, due to increased revenues obtained in relevant markets such as Saudi Arabia and United Arab Emirates, resulting from the acquisition of distributors in the Middle East. There were an increase of 23.0% in average prices in R$ in the region (+1.5% higher in US$), despite the 6.4% volume decrease, due to the decline in volumes in Africa, especially Angola.

Segmented operational results:
ASIA


NOR
+6.5%
-9.1%
700
819
745
1Q14
4Q14
1Q15
VOLUME
-9.1%
-12.2%
122
127
111
1Q14
4Q14
1Q15
AVERAGE PRICE
+17.1%
+3.6%
5.7
6.5
6.7
1Q14
4Q14
1Q15
EBIT
+124.6%
-23.0%
26.0%
22.0%
10.4%
73
213
164
1Q14
4Q14
1Q15
%NOR
EBIT

NOR for Asia reached R$745 million, 6.5% higher y/y. This increase was mainly due to better average prices in R$ (+17.1% y/y) which offset the 9.1% decrease in volumes in this region, in comparison with the same period of last year, due to the Company's strategy.

Consolidated operational results: Net profit

(QUARTER)
CONTINUED OPERATIONS


+42.8%
-53.4%
12.3%
4.8%
3.5%
7.9%
6.5%
323
249
572
991
462
1Q14
2Q14
3Q14
4Q14
1Q15
%NOR
Net profit

(QUARTER)
CONTINUED + DISCONTINUED OPERATIONS


+47.3%
-54.4%
11.7%
7.8%
4.3%
6.1%
3.5%
315
267
624
1,018
465
1Q14
2Q14
3Q14
4Q14
1Q15
%NOR
Net profit

Net profit totaled R$462 million in the 1Q15, 42.8% higher y/y, with a margin of 6.5%, 1.7 p.p. higher on y/y comparison, due to better operational result and significant reduction in net financial expenses when compared with the same period of last year.

FINANCIAL RESULTS

Financial results: Debt profile

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COST, TERM AND PROFILE

	R$	US$	Total
Average cost (annual)	6.91%	5.03%	
Average term (years)	1.7	6.6	5.2



3.0%
14.0%
8.0%
9.0%
66.0%
Others
Capital market
Rural
Trade Finance
BNDES and Others

DEBT MATURITY SCHEDULE

R$ million

2015	2016	2017	2018	2019 onwards	TOTAL
2,186	494	1,069	1,513	7,460	12,722

↳ 1,188 (rural credit)

Note: Rural credit: principal + accrued interest

Financial result:
Net debt/EBITDA

NET DEBT/EBITDA (LTM) – CONTINUED OPERATIONS



5,990
1.88
5,113
1.51
5,394
1.40
5,032
1.04
6,230
1.26
1Q14
2Q14
3Q14
4Q14*
1Q15*
Net debt/EBITDA
Net debt

**In the 4Q14 and 1Q15, we considered the calculations of the multiple only the result of the continued operations (without Dairy). Other quarters continued and discontinued operations.*

Net debt for continued operations was R$6.2 billion, 23.8% higher than the 4Q14, resulting in 1.26x net debt/EBITDA (LTM), against 1.04x in the 4Q14. Despite the strong operating cash generation, the increase in net debt q/q was, mainly, due to higher debt in foreign currency, which was negatively impacted by the 20.8% appreciation the US$ against the R$ during the same period.

ORGANIZATION AND CULTURE

In order to further unlock further growth opportunities, we began the year by decentralizing our structure.



General Manager
LATIN AMERICA
General Manager
BRAZIL
EUROPE
General Manager
ASIA
General Manager
General Manager
AFRICA AND MIDDLE EAST
GLOBAL
CEO
Pedro Faria
Supply Chain
Supplies
Commodities
Integrated Planning
Global Desk
Primary Logistics
Quality and Management
Quality
Management
Health Safety and Environment
Shared Services Center
IT
Union Relations
People
Talent Management
Strategic Remuneration
Corporate Communication
Culture
Leadership
Innovation and Marketing
Innovation
Brand
Consumer
R&D
Strategic Planning
Finance
Treasury
Controllership
Investor Relations
M&A
Legal and Corporate Relations
Legal
Taxes
Government Relations
Corporate Affairs
Governance

Our new model is based on strengthening the leading role and autonomy of the Company´s five regional structures: Brazil, Europe/Eurasia, Asia, Middle East/Africa and Latin America. These five General Managers will report to the Global CEO, and they will have the support of the Corporate Areas of: Quality and Management, Innovation and Marketing, Supply Chain, Legal Affairs, Finance and People.

DID YOU KNOW?

WATER

Water scarcity is also one of the factors that may affect BRF´s financial results, due to its possible impact on our production processes. Being a very critical topic, the availability of water is an issue that is continuously being worked on internally by the Company, with a focus on reducing losses, efficient use and reducing dependency in our operations.

In 2014, BRF reduced the specific consumption (referring to production) of water in our industrial plants by 4.2%. The goal for 2015 is to reduce 2.6%.

- ✓ **20% of water reuse**
- ✓ **40% increase in rain water detention**



ENERGY

Energy in BRF is mainly managed through the Energy Excellence Program, which promotes sustainable consumption of raw material in manufacturing and administrative operations. Also, the Company has an Energy Committee, that meets on a monthly basis, to follow up initiatives and explore ways to reduce consumption.

In 2014, BRF reduced energy consumption inside the organization by 6.4%. This data considers the manufacuring, agricultural, logistics, administrative and grains operations, and indicators relative to the management of BRF´s fleets.

- ✓ **96.3% of direct energy consumed by BRF comes from renewable sources!**



THANK YOU